Exhibit 31.3

Certification of Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

and Securities and Exchange Commission Release 34-46427

I, John P. Yeros, certify that:

1.   I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Minn Shares Inc.; and

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2017	/s/ John P. Yeros
John P. Yeros Chief Executive Officer (Principal Executive Officer)